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                                                                     EXHIBIT 5.1



                     [LETTERHEAD OF FOLEY, HOAG & ELIOT LLP]






                                  June 15, 1999

Allaire Corporation
One Alewife Center
Cambridge, Massachusetts   02140

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-1 (the "Registration Statement") filed by Allaire Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed offering by certain stockholders of the Company of 288,583 shares (the "Shares") of the Company's Common Stock, $0.01 par value per share, all of which Shares are now issued and outstanding.

         We are familiar with the Company's Certificate of Incorporation and all amendments thereto and restatements thereof, its By-Laws and all amendments thereto and restatements thereof, the records of meetings and consents of its Board of Directors and of its stockholders provided to us by the Company, and the stock records provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         Based on the foregoing, it is our opinion that:

         1. the Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares; and

         2. the Shares have been validly and legally issued and are fully paid and non-assessable.


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Allaire Corporation
June 15, 1999
Page 2

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement.

                                       Very truly yours,

                                       Foley, Hoag & Eliot LLP


                                       By:   /s/ William R. Kolb
                                          --------------------------------------
                                              A Partner